Exhibit 99.2

PIEDMONT BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2024 ANNUAL MEETING OF SHAREHOLDERS – TUESDAY, AUGUST 27, 2024 AT 4:30 PM

CONTROL ID:

REQUEST ID:

The undersigned hereby appoints Monty G. Watson and Philip F. Resch or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Piedmont Bancorp, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Atlanta Athletic Club, 1930 Bobby Jones Drive, Johns Creek, GA 30097 and at any adjournments of the annual meeting, upon the proposal described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PDBC
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE SHAREHOLDERS OF PIEDMONT BANCORP, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1:	Merger Proposal	g	FOR	AGAINST	ABSTAIN

To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated May 9, 2024, by and between Piedmont Bancorp, Inc. and United Bankshares, Inc., pursuant to which Piedmont Bancorp, Inc. will merge with and into United Bankshares, Inc., on the terms and subject to the conditions contained therein, and the transactions described therein.

			☐	☐	☐

Proposal 2:	Piedmont Adjournment Proposal	g	FOR	AGAINST	ABSTAIN

To consider and vote on a proposal to adjourn, postpone or continue the annual meeting on one or more occasions, if necessary or appropriate, in order to further solicit additional proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve the merger proposal.

			☐	☐	☐

Proposal 3:	Election of Class III Directors	g	FOR	WITHHOLD

To elect the following persons as directors.

	W. Ray Barnes		☐	☐
	John J. Howard		☐	☐
	J. Paul Maggard		☐	☐
	Monty G. Watson		☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐ MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2024

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)